                                      ETOYS INC.





                     SERIES A PREFERRED STOCK PURCHASE AGREEMENT





                                  DECEMBER 23, 1997

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                                      ETOYS INC.

                     SERIES A PREFERRED STOCK PURCHASE AGREEMENT

      This Series A Preferred Stock Purchase Agreement (the "AGREEMENT") is made as of the 23rd day of December, 1997, by and between eToys Inc., a Delaware corporation (the "COMPANY") and the investors listed on EXHIBIT A attached hereto (each a "PURCHASER" and together the "PURCHASERS").

      The parties hereby agree as follows:

      1.    PURCHASE AND SALE OF PREFERRED STOCK.

            1.1   SALE AND ISSUANCE OF SERIES A PREFERRED STOCK.

                  (a) The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the First Amended and Restated Certificate of Incorporation in the form attached hereto as EXHIBIT B (the "RESTATED CERTIFICATE").

                  (b) Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to each Purchaser at the Closing that number of shares of Series A Preferred Stock set forth opposite each such Purchaser's name on EXHIBIT A attached hereto at a purchase price of $0.62 per share. The shares of Series A Preferred Stock issued to the Purchaser pursuant to this Agreement shall be hereinafter referred to as the "STOCK."

            1.2   CLOSING; DELIVERY.

                  (a) The purchase and sale of the Stock shall take place at the offices of Venture Law Group, 2800 Sand Hill Road, Menlo Park, California, at 12:00 p.m., on December 23, 1997, or at such other time and place as the Company and the Purchasers purchasing a majority of the shares of Stock mutually agree upon, orally or in writing (which time and place are designated as the "CLOSING").

                  (b) At the Closing, the Company shall deliver to each Purchaser a certificate representing the Stock being purchased thereby against payment of the purchase price therefor by check payable to the Company, wire transfer to the Company's bank account, cancellation of indebtedness, or any combination thereof. In the event that payment by a Purchaser is made, in whole or in part, by cancellation of indebtedness, then such Investor shall surrender to the Company for cancellation at the Closing any evidence of such indebtedness or shall executed an instrument of cancellation in form and substance acceptable to the Company.

                  (c) If the full number of the authorized shares of Series A Preferred Stock of the Company is not sold at the Closing, the Company shall have the right, at any time prior to January 15, 1998, to sell the remaining authorized but unissued shares of Series A Preferred Stock to one or more additional purchasers as determined by the Company, or to any

Purchaser hereunder who wishes to acquire additional shares of Series A Preferred Stock at the price and on the terms set forth herein, provided that any such additional purchaser shall be required to execute an Addendum Agreement substantially in the form attached hereto as EXHIBIT H. Any additional purchaser so acquiring shares of Series A Preferred Stock shall be considered a "Purchaser" for purposes of this Agreement, and any Series A Preferred Stock so acquired by such additional purchaser shall be considered "Stock" for purposes of this Agreement and all other agreements contemplated hereby.

      2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Purchaser that, except as set forth on a Schedule of Exceptions attached hereto as EXHIBIT C, which exceptions shall be deemed to be representations and warranties as if made hereunder:

            2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

            2.2 CAPITALIZATION. The authorized capital of the Company consists, or will consist, immediately prior to the Closing, of:

                  (a) Seven Million Thirty-Six Thousand Three Hundred (7,036,300) shares of Preferred Stock, all of which have been designated Series A Preferred Stock, none of which are issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate.

                  (b) Fifty Million (50,000,000) shares of Common Stock, Ten Million Fifty Thousand (10,050,000) shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws. The Company has reserved Seven Million Thirty-Six Thousand Three Hundred (7,036,300) shares of Common Stock for issuance upon conversion of the Series A Preferred Stock.

                  (c) The Company has reserved Two Million Nine Hundred Fifty Thousand (2,950,000) shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 1997 Stock Option Plan duly adopted by the Board of Directors and approved by the Company stockholders (the "STOCK PLAN"). Of such reserved shares of Common Stock, options to purchase 1,276,093 shares have been granted and are currently outstanding, and 1,573,907 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.

                  (d) Except for currently outstanding options issued pursuant to the Stock Plan and warrants to purchase 50,000 shares of Common Stock, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which effects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

            2.3 SUBSIDIARIES. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

            2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investors' Rights Agreement, in the form attached hereto as EXHIBIT D (the "INVESTORS' RIGHTS AGREEMENT"), the Right of First Refusal and Co-Sale Agreement in the form attached hereto as EXHIBIT E (the "CO-SALE AGREEMENT"), the Voting Agreement in the form attached hereto as EXHIBIT F (the "VOTING AGREEMENT" and the Letter Agreement between Intel Corporation and the other parties thereto in the form attached hereto as EXHIBIT I (the "INTEL LETTER AGREEMENT") and collectively with this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement and the Voting Agreement (the "AGREEMENTS"), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Stock and the Common Stock issuable upon conversion of the Stock (together, the "SECURITIES") has been taken or will be taken prior to the Closing, and the Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

            2.5 VALID ISSUANCE OF SECURITIES. The Stock that is being issued to the Purchasers hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors' Rights Agreement and applicable state and federal securities laws. Based in part upon the representations of the Purchasers in this Agreement and subject to the provisions of Section 2.7 below, the Stock will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Stock has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, shall be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors' Rights Agreement and applicable federal and state securities laws and will be issued in compliance with all applicable federal and state securities laws.

            2.6 OFFERING. Subject in part to the truth and accuracy of each Purchaser's representations set forth in Section 3 of the Agreement, the offer, sale and issuance of the Series A Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of any applicable stock and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

            2.7 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, other applicable state securities laws and Regulation D of the Securities Act of 1933, as amended (the "SECURITIES ACT").

            2.8 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or any of its subsidiaries that questions the validity of the Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its subsidiaries currently pending or which the Company or any of its subsidiaries intends to initiate.

            2.9 PATENTS AND TRADEMARKS. To its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes and, to its knowledge, all patent rights necessary for its business without any conflict with, or infringement of, the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, servicemarks, tradenames, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed to be conducted in the Business Plan, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Company or that would conflict with the Company's business as proposed to be conducted in the Business Plan. Neither the execution or delivery of this Agreement or the agreements, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed in the Business Plan, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of (i) idealab! and (ii) any of the Company's employees or people it currently intends to hire made prior to or outside the scope of their employment by the Company. No employee of idealab! has developed any technology which constitutes a material portion of any of the Company's products.

            2.10 COMPLIANCE WITH OTHER INSTRUMENTS. As of the date of the Closing, the Company is not in violation or default of any provisions of its Restated Certificate or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization applicable to the Company, its business or operations or any of its assets or properties, which suspension, revocation, impairment, forfeiture or nonrenewal will have a material adverse effect on the Company's business and operations.

            2.11  AGREEMENTS; ACTION.

                  (a) There are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

                  (b) Except for agreements explicitly contemplated by the Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company or any of its subsidiaries is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company or any of its subsidiaries in excess of, $10,000, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or any of its subsidiaries, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or
(iv) indemnification by the Company with respect to infringements of proprietary rights.

                  (c)   Neither the Company nor any of its subsidiaries has
(i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $10,000 or in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                  (d) For the purposes of subsections (b) and (c) above, the indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity shall be aggregated for the purpose of meeting the individual minimum dollar amounts with such subsections.

                  (e) The Company is not a party to and is not bound by any contract, agreement or instrument, or, at the time of Closing, subject to any restriction under its Restated Certificate or Bylaws, that adversely affects its business, its properties or its financial condition.

            2.12 DISCLOSURE. The Company has fully provided the Purchasers with all the information that the Purchasers have requested for deciding whether to acquire the Stock and all information that the Company believes is reasonably necessary to enable the Purchasers to make such a decision, including certain of the Company's projections describing its proposed business (collectively, the "BUSINESS PLAN"). To the Company's knowledge, no representation or warranty of the Company contained in this Agreement and the exhibits attached hereto, any certificate furnished or to be furnished to Purchasers at the Closing, or the Business Plan (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. To the extent the Business Plan was prepared by management of the Company, the Business Plan and the financial and other projections contained in the Business Plan were prepared in good faith; however, the Company does not warrant that it will achieve such projections.

            2.13 NO CONFLICT OF INTEREST. The Company is not indebted, directly or indirectly, to any (i) of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees and (ii) affiliate of the Company. To the Company's knowledge, none of the Company's officers or directors, or any members of their immediate families, or any affiliate of the Company, are, directly or indirectly, indebted to the Company (other than in connection with purchases of the Company's stock) or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that officers, directors and/or stockholders of the Company may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded companies that may compete with the Company. To the Company's knowledge, none of the Company's officers or directors or any members of their immediate families, or any affiliate of the Company, are, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

            2.14 RIGHTS OF REGISTRATION AND VOTING RIGHTS. Except as contemplated in the Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. To the Company's knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

            2.15 PRIVATE PLACEMENT. Subject in part to the truth and accuracy of the Purchasers' representations set forth in this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement is exempt from the registration requirements of the Securities Act.

            2.16 TITLE TO PROPERTY AND ASSETS. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

            2.17 FINANCIAL STATEMENTS. The Company has made available to each Purchaser its unaudited financial statements (including balance sheet and profit and loss statement) as of September 30, 1997 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 1997 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnity of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

            2.18  CHANGES.  Since September 30, 1997, there has not been:

                  (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

                  (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted in the Business Plan);

                  (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

                  (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

                  (e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

                  (f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

                  (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                  (h) any resignation or termination of employment of any officer or key employee of the Company; and the Company does not know of any impending resignation or termination of employment of any such officer or key employee;

                  (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

                  (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                  (k) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                  (l) any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

                  (m) to the best of the Company's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted in the Business Plan); or

                  (n) any arrangement or commitment by the Company to do any of the things described in this Section 2.18.

            2.19 EMPLOYEE BENEFIT PLANS. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

            2.20 TAX RETURNS, PAYMENTS AND ELECTIONS. The Company has filed all tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "CODE"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns have ever been audited by governmental authorities. Since the date of the Financial Statements, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books or accounts for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

            2.21 INSURANCE. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed; and the Company has insurance against other hazards, risks and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

            2.22 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have any present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment. The Company is not a party to or bound to any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement.

            2.23 CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENTS. Each former and current employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchasers. The Company is not aware that any of its former and current employees or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation. All consultants to or vendors of the Company with access to confidential information of the Company are parties to a written agreement substantially in the form or forms provided to counsel for the Purchasers under which, among other things, each such consultant or vendor is obligated to maintain the confidentiality of confidential information of the Company. The Company is not aware that any of its consultants or vendors are in violation thereof, and the Company will use its best efforts to prevent any such violation.

            2.24 PERMITS. The Company and each of its subsidiaries has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

            2.25 CORPORATE DOCUMENTS. The Restated Certificate and Bylaws of the Company are in the form provided to counsel for the Purchasers. The copy of the minute books of the Company provided to the Purchasers' counsel contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

            2.26 SECTION 83(b) ELECTIONS. To the best of the Company's knowledge, all individuals who have purchased unvested shares of the Company's Common Stock have timely filed elections under Section 83(b) of the Code.

            2.27 SIGNIFICANT CUSTOMERS AND SUPPLIERS. No major customer or supplier as of the date the Financial Statements has materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be.

            2.28 QUALIFIED SMALL BUSINESS STOCK. As of the Closing, (i) the Company will be an eligible corporation as defined in Section 1202(e)(4) of the Code, (ii) the Company will not have made any purchases of its own stock during the one-year period proceeding the Closing having an aggregate value exceeding five percent (5%) of the aggregate value of all its stock as of the beginning of such period and (iii) the Company's aggregate gross assets, as defined by Code
Section 1202(d)(2), at no time since incorporation and through the Closing have exceeded or will exceed $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with the Code
Section 1202(d)(3).

            2.29 REAL PROPERTY HOLDING COMPANY. The Company is not a real property holding company within the meaning of Section 897 of the Code.

            2.30 MANUFACTURING AND MARKETING RIGHTS. The Company has not granted rights to manufacture, produce, assemble, lease, market or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute market or sell its products.

      3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby represents and warrants to the Company that:

            3.1 AUTHORIZATION. The Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or
(b) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

            3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Purchaser represents that it has full power and authority to enter into this Agreement. The Purchaser has not been formed for the specific purpose of acquiring the Securities.

            3.3 DISCLOSURE OF INFORMATION. The Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Stock with the Company's management and has had an opportunity to review the Company's facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

            3.4 RESTRICTED SECURITIES. The Purchaser understands that the Securities have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Investors' Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

            3.5 NO PUBLIC MARKET. The Purchaser understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

            3.6 LEGENDS. The Purchaser understands that the Securities and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

                  (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                  (b)   Any legend set forth in the other Agreements.

                  (c) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

            3.7 ACCREDITED INVESTOR. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Act.

            3.8 FOREIGN INVESTORS. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Stock or any use of this Agreement, including
(i) the legal requirements within its jurisdiction for the purchase of the Stock, (ii) any foreign exchange restrictions applicable to such purchase,
(iii) any governmental or other consents that may need to be obtained, and
(iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Stock. Such Purchaser's subscription and payment for and continued beneficial ownership of the Stock, will not violate any applicable securities or other laws of the Purchaser's jurisdiction.

      4. CONDITIONS OF THE PURCHASERS' OBLIGATIONS AT CLOSING. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

            4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

            4.2 PERFORMANCE. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

            4.3 COMPLIANCE CERTIFICATE. The President of the Company shall deliver to the Purchasers at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and stating that there shall have been no adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since the date of the Financial Statements.

            4.4 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

            4.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchasers' special counsel, and they shall have received all such counterpart and certified or other copies of such documents as they may reasonably request.

            4.6 OPINION OF COMPANY COUNSEL. The Purchasers shall have received from Venture Law Group, A Professional Corporation, counsel for the Company, an opinion, dated as of the Closing, in substantially the form of EXHIBIT G.

            4.7 BOARD OF DIRECTORS. As of the Closing, the holders of a majority of the outstanding Series A Preferred Stock will have the right to designate one (1) board seat, which designee shall initially be a representative of DynaFund, increasing the current size of the Board to four members which includes Edward C. Lenk, William Gross, Tony Hung and Peter Hart.

            4.8 INVESTORS' RIGHTS AGREEMENT. The Company, each Purchaser and each Founder shall have executed and delivered the Investors' Rights Agreement in substantially the form attached as EXHIBIT D.

            4.9 CO-SALE AGREEMENT. The Company, each Purchaser, and each Founder shall have executed and delivered the Co-Sale Agreement in substantially the form attached as EXHIBIT E.

            4.10 VOTING AGREEMENT. The Company and each Purchaser shall have executed and delivered the Voting Agreement in substantially the form attached as EXHIBIT F.

            4.11 RESTATED CERTIFICATE. The Company shall have filed the Restated Certificate with the Secretary of State of Delaware on or prior to the Closing Date, which shall continue to be in full force and effect as of the Closing Date.

            4.12 CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT. The Company and each of its employees shall have entered into the Company's standard form Confidential Information and Invention Assignment Agreement, in substantially the form provided to the Purchasers.

            4.13 INTEL LETTER AGREEMENT. The Company, Edward C. Lenk, Frank C. Han and each Purchaser shall have executed and delivered the Intel Letter Agreement in substantially the form attached as EXHIBIT I.

      5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

            5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

            5.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing shall have been performed or complied with in all material respects.

            5.3 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

      6.    MISCELLANEOUS.

            6.1 SURVIVAL OF WARRANTIES. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company.

            6.2 TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            6.3 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

            6.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

            6.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            6.6 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight
(48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or on EXHIBIT A hereto, or as subsequently modified by written notice, and (a) if to the Company, with a copy to Venture Law Group, A Professional Corporation, 2800 Sand Hill Road, Menlo Park, California 94025, Attention: Glen R. Van Ligten or (b) if to DynaFund L.P. and DynaFund International L.P., with a copy to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California 94025,
Attention: Bennett L. Yee.

            6.7 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

            6.8 FEES AND EXPENSES. The Company shall pay at Closing the reasonable fees and expenses of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, the counsel for DynaFund L.P. and DynaFund International L.P., incurred with respect to this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby, provided such fees and expenses do not exceed $12,500.

            6.9 ATTORNEY'S FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

            6.10 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended with the written consent of the Company and the holders of at least 66 2/3% of the Common Stock issued or issuable upon conversion of the Stock. Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon the Purchasers and each transferee of the Stock (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

            6.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

            6.12 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

            6.13 ENTIRE AGREEMENT. This Agreement, the documents referred to herein and certain side letter agreements between the Company and Intel Corporation and the Company and the DynaFund entities concerning Board visitation rights constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

            6.14 CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY

SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

            6.15 CONFIDENTIALITY. Each party hereto agrees that, except with the prior written permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of Stock purchased hereunder. Without granting any right or license, each party agrees that the foregoing clauses shall not apply with respect to any information after five (5) years following the disclosure thereof or any information that the other party can document (i) is or becomes (through no improper action or inaction by such party or any affiliate, agent, consultant or employee) generally available to the public, (ii) was in its possession known by it prior to receipt from the other party, or (iii) was rightfully disclosed to it by a third party without restriction. The provisions of this Section 6.15 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby, including, without limitation, the Intel Letter Agreement.

            6.16 EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

            6.17 WAIVER OF CONFLICTS. Each party to this Agreement acknowledges that Venture Law Group, counsel for the Company, has in the past performed and may continue to perform legal services for certain of the Purchasers in matters unrelated to the transactions described in this Agreement, including the representation of such Purchasers in venture capital financings and other matters. Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; and (b) gives its informed consent to Venture Law Group's representation of certain of the Purchasers in such unrelated matters and to Venture Law Group's representation of the Company in connection with this Agreement and the transactions contemplated hereby.


                               [Signature Pages Follow]

     The parties have executed this Series A Preferred Stock Purchase Agreement as of the date first written above.

                                   COMPANY:


                                   eTOYS INC.



                                   By:       /s/ Edward C. Lenk
                                        -------------------------------------
                                        Edward C. Lenk
                                        President and Chief Executive officer

                                   Address:  1640 Fifth Street, Suite 124
                                             Santa Monica, CA  90401



                         SIGNATURE PAGE TO PURCHASE AGREEMENT

                                   PURCHASERS:

                                   DYNAFUND LP



                                   By:  /s/ Denny R.S. Ko
                                      ------------------------------------------

                                   Name: Denny Ko
                                        ----------------------------------------
                                                       (print)

                                   Title: General Partner
                                         ---------------------------------------

                                   Address: 21311 Howtherne Blvd, Suite 30
                                           -------------------------------------
                                            Tarronne, CA 70503
                                           -------------------------------------


                                   DYNAFUND INTERNATIONAL LP


                                   By:  /s/ Denny R.S. Ko
                                      ------------------------------------------

                                   Name: Denny Ko
                                        ----------------------------------------
                                                       (print)

                                   Title: General Partner
                                         ---------------------------------------

                                   Address: 21311 Howtherne Blvd, Suite 30
                                           -------------------------------------
                                            Tarronne, CA 70503
                                           -------------------------------------

                         SIGNATURE PAGE TO PURCHASE AGREEMENT

                                   PURCHASER:

                                   INTEL CORPORATION



                                   By:  /s/ illedgible
                                      ------------------------------------------

                                   Name:
                                        ----------------------------------------
                                                       (print)

                                   Title:
                                         ---------------------------------------

                                   Address:  2200 Mission College Blvd.
                                             Santa Clara, CA  95052
                                   Attn:     Treasurer
                                   Fax:      (408) 765-6038




                             SIGNATURE PAGE TO eTOYS INC.
                     SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                                   PURCHASERS:



                                        /s/ William S. Elkus
                                   ---------------------------------------------
                                   William S. Elkus

                                   Address:  231 Alma Real Drive
                                             Pacific Palisades, CA  90272


                                   MOORE GLOBAL INVESTMENTS, LTD.
                                   A BVI Corporation
                                   By: Moore Capital Management, Inc.


                                   By:  /s/ Savvas Savvinidis
                                      ------------------------------------------

                                   Name: Savvas Savvinidis
                                        ----------------------------------------
                                                  (print)

                                   Title: Director of Operations
                                         ---------------------------------------

                                   Address: 1251 Avenue of the Americas
                                           -------------------------------------
                                            NY NY 10020
                                           -------------------------------------


                                   REMINGTON INVESTMENT STRATEGIES, L.P.
                                   A Delaware Partnership
                                   By: Moore Capital Advisors L.L.C.


                                   By:  /s/ Savvas Savvinidis
                                      ------------------------------------------

                                   Name: Savvas Savvinidis
                                        ----------------------------------------
                                                  (print)

                                   Title: Director of Operations
                                         ---------------------------------------

                                   Address: 1251 Avenue of the Americas
                                           -------------------------------------
                                            NY 10020
                                           -------------------------------------

                         SIGNATURE PAGE TO PURCHASE AGREEMENT

                                   PURCHASERS:

                                   MULTI STRATEGIES FUND, L.P.
                                   A Delaware Partnership
                                   By:  Moore Capital Management, Inc.



                                   By:  /s/ Savvas Savvinidis
                                      ------------------------------------------

                                   Name: Savvas Savvinidis
                                        ----------------------------------------
                                                  (print)

                                   Title: Director of Operations
                                         ---------------------------------------

                                   Address: 1251 Avenue of the Americas
                                           -------------------------------------
                                            NY NY 10020
                                           -------------------------------------


                                   MULTI STRATEGIES FUND, LTD.
                                   A Bahamian IBC
                                   By:  Moore Capital Management, Inc.


                                   By:  /s/ Savvas Savvinidis
                                      ------------------------------------------

                                   Name: Savvas Savvinidis
                                        ----------------------------------------
                                                  (print)

                                   Title: Director of Operations
                                         ---------------------------------------

                                   Address: 1251 Avenue of the Americas
                                           -------------------------------------
                                            NY NY 10020
                                           -------------------------------------



                         SIGNATURE PAGE TO PURCHASE AGREEMENT

                                   PURCHASERS:


                                        /s/ Glen R. Van Ligten
                                   ---------------------------------------------
                                   Glen R. Van Ligten

                                   Address:  c/o Venture Law Group
                                             2800 Sand Hill Road
                                             Menlo Park, CA  94025



                                        /s/ James L. Brock
                                   ---------------------------------------------
                                   James L. Brock

                                   Address:  c/o Venture Law Group
                                             2800 Sand Hill Road
                                             Menlo Park, CA  94025



                         SIGNATURE PAGE TO PURCHASE AGREEMENT

                                   PURCHASER:

                                   By:  /s/ Kenneth M. Deemer
                                      ------------------------------------------

                                   Name: Kenneth M. Deemer
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address: 2401 Pine Ave
                                           -------------------------------------
                                            Manhattan Beach, CA 902
                                           -------------------------------------


                                   PURCHASER:

                                   By:  /s/ Thomas Elden
                                      ------------------------------------------

                                   Name: Thomas Elden
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address: c/o Grosverner Capital Management
                                           -------------------------------------
                                            333 W. Wacker Drive, Suite 1600
                                           -------------------------------------
                                            Chicago, IL 60606
                                           -------------------------------------


                                   PURCHASER:

                                   By:  /s/ Brett Fisher
                                      ------------------------------------------

                                   Name: Brett Fisher
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address: 1290 Sharon Park Dr #51
                                           -------------------------------------
                                            Menlo Park, CA 94025
                                           -------------------------------------


                                   PURCHASER:

                                   By:  /s/ Andrew J. Greenebaum
                                      ------------------------------------------

                                   Name: Andrew J. Greenebaum
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address: CD Radio Inc.
                                           -------------------------------------
                                            730 Fifth Avenue, 9th Floor
                                           -------------------------------------
                                            New York, NY 10019
                                           -------------------------------------


                                   PURCHASER:

                                   By:  /s/ Peter C.M. Hart
                                      ------------------------------------------

                                   Name: Peter C.M. Hart
                                        ----------------------------------------
                                                  (print)

                                   Title: illeible
                                         ---------------------------------------

                                   Address: illeible
                                           -------------------------------------

                                           -------------------------------------


                                   PURCHASER:

                                   By:  /s/ David Hodess
                                      ------------------------------------------

                                   Name: David Hodess
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address: 9925 Robbin Dr
                                           -------------------------------------
                                            illeible
                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ Mark Kozin
                                      ------------------------------------------

                                   Name: Mark Kozin
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address: illeible
                                           -------------------------------------

                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ Edward C. Lenk
                                      ------------------------------------------

                                   Name: Edward C. Lenk
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address: 15 Saddler Lane
                                           -------------------------------------
                                            illegible
                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ Richard D. Nanula
                                      ------------------------------------------

                                   Name: Richard D. Nanula
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address: 3348 Clerendon Rd
                                           -------------------------------------
                                            Beverly Hills, CA 90210
                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ Robert Sheriff
                                      ------------------------------------------

                                   Name: Robert Sheriff
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address: 211 East 70th Street
                                           -------------------------------------
                                            New York, NY 10021
                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ Allan R. Sheriff/Karen A. Sheriff
                                      ------------------------------------------

                                   Name: Allan R. Sheriff/Karen A. Sheriff
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address: 29 Weatherfield Dr.
                                           -------------------------------------
                                            Newton, CA 18940
                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ Thomas O. Staggs
                                      ------------------------------------------

                                   Name: Thomas O. Staggs
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address:
                                           -------------------------------------

                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ Arnold Whitman
                                      ------------------------------------------

                                   Name: Arnold Whitman
                                        ----------------------------------------
                                                  (print)

                                   Title: President Chief
                                         ---------------------------------------

                                   Address: 2 Ravinia Dr. Suite 1850
                                           -------------------------------------
                                            Atlanta GA. 30396
                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ Kenneth Wong
                                      ------------------------------------------

                                   Name: Kenneth Wong
                                        ----------------------------------------
                                                  (print)

                                   Title: an individual
                                         ---------------------------------------

                                   Address: 1305 Circle Drive
                                           -------------------------------------
                                            San Marino CA 91108
                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ Richard Bock
                                      ------------------------------------------

                                   Name: Richard Bock
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address: 625 21st Place
                                           -------------------------------------
                                            San Monica, CA 90402
                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ John T. Cahill
                                      ------------------------------------------

                                   Name: John T. Cahill
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address: 420 Davis Ave
                                           -------------------------------------
                                            Greenwich, CA 06830
                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ Jeff Colin
                                      ------------------------------------------

                                   Name: Jeff Colin
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address: 18 Cuffalen Park
                                           -------------------------------------
                                            San Rafod, CA 94901
                                           -------------------------------------
                                   Fax:     415 834-7822
                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ Stephen de Kanter
                                      ------------------------------------------

                                   Name: Stephen de Kanter
                                        ----------------------------------------
                                                  (print)

                                   Title: President Latin America
                                         ---------------------------------------

                                   Address: 1 Albambra Plaza
                                           -------------------------------------
                                            Coral Galdes, FL 33134
                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ Cristina Fernandez-Carol
                                      ------------------------------------------

                                   Name: Cristina Fernandez-Carol
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address: 1327 Pacific St.
                                           -------------------------------------
                                            Santa Monica, CA 90805
                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ Geoffrey P.M. Goodman
                                      ------------------------------------------

                                   Name: Geoffrey P.M. Goodman
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address: P.O. Box 675887
                                           -------------------------------------
                                            Rancho Santa Fe, CA 92067
                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ Wesley Hein
                                      ------------------------------------------

                                   Name: Wesley Hein
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address: 779 Latimer Road
                                           -------------------------------------
                                            Santa Monica, CA 90402
                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ Bruce Hendricks
                                      ------------------------------------------

                                   Name: Bruce Hendricks
                                        ----------------------------------------
                                                  (print)

                                   Title:  Principal
                                         ---------------------------------------

                                   Address: 11844 Beekman Place
                                           -------------------------------------
                                            Potomac, Maryland, 20854
                                           -------------------------------------
                                   Fax:     (301) 951-3240
                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ James Hertling
                                      ------------------------------------------

                                   Name: James Hertling
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address: illegible
                                           -------------------------------------

                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ Michael Joe
                                      ------------------------------------------

                                   Name: Michael Joe
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address: 563 Everett Street
                                           -------------------------------------
                                            Wardwood, MA 02090
                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ Hydra Global Investments, Inc.
                                      ------------------------------------------

                                   Name: Mimi Kwon
                                        ----------------------------------------
                                                  (print)

                                   Title: Investment Officer
                                         ---------------------------------------

                                   Address: Abott Building, 2nd Floor
                                           -------------------------------------
                                            Roadwill, Tortaor, RVL
                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ Keith Kitani
                                      ------------------------------------------

                                   Name: Keith Kitani
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address: 2755 Kesey Lane
                                           -------------------------------------
                                            San Jose, CA 95132
                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ Marcee Kleinman
                                      ------------------------------------------

                                   Name: Marcee Kleinman
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address: 4334 Jubilo Dr
                                           -------------------------------------
                                            Tarzana Ca 91388-6205
                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ Christopher J. Loh
                                      ------------------------------------------

                                   Name: Christopher J. Loh
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address: illegible
                                           -------------------------------------
                                            illegible
                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ Linda Mac Cannell
                                      ------------------------------------------

                                   Name: Linda Mac Cannell
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address: 3016 Conrad Dr. N.W.
                                           -------------------------------------
                                            Calgary Alberta, Canada
                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ Donald Mapel
                                      ------------------------------------------

                                   Name:  Donald Mapel
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address: 813 E. 4th Ave
                                           -------------------------------------
                                            Durangh CA 81341
                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ Franis B. Mapel
                                      ------------------------------------------

                                   Name: Franis B. Mapel
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address: 1928 St. Albnas Rd.
                                           -------------------------------------
                                            San. Marinco, CA 91108
                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ Adam M. Palley
                                      ------------------------------------------

                                   Name: Adam M. Palley
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address: 69 Fifth Ave, 16D
                                           -------------------------------------
                                            New York, NY 10003
                                           -------------------------------------

                                   PURCHASER:

                                        /s/ Burt Polishook
                                   By:  /s/ Sandy Polishook
                                      ------------------------------------------

                                   Name: Sandy Polishook and Burt Polishook
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address: 3931 Bay Shore Rd.
                                           -------------------------------------
                                            Saranota, Fl 34234
                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ Mark D. Rozells
                                      ------------------------------------------

                                   Name: Mark D. Rozells
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address: 2334 Bronson Hill Dr.
                                           -------------------------------------
                                            Los Angeles, CA 90068
                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ Raymond Sheen
                                      ------------------------------------------

                                   Name: Raymond Sheen
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address: 136 Middle River Rd
                                           -------------------------------------
                                            Danbury CT 06811
                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ Wendy Smith
                                      ------------------------------------------

                                   Name: Wendy Smith
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address: 561 Jackson Dr.
                                           -------------------------------------
                                            Palo Alto, CA 94303
                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ Alan G. Stanford
                                      ------------------------------------------

                                   Name: Alan G. Stanford
                                        ----------------------------------------
                                                  (print)

                                   Title: Trustee
                                         ---------------------------------------

                                   Address: P.O. Box 300
                                           -------------------------------------
                                            Deer Harbor, WA 98243
                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ Larry N. Summers
                                      ------------------------------------------

                                   Name: Larry N. Summers
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address:
                                           -------------------------------------

                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ Michael Toporek
                                      ------------------------------------------

                                   Name: Michael Toporek
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address:
                                           -------------------------------------

                                           -------------------------------------

                                   PURCHASER:

                                   By:  /s/ Norman Tsang
                                      ------------------------------------------

                                   Name: Norman Tsang
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address: 20 Mellen St.
                                           -------------------------------------
                                            Cambridge MA 02638
                                           -------------------------------------


                         SIGNATURE PAGE TO PURCHASE AGREEMENT

                                       EXHIBITS


     Exhibit A -    Schedule of Purchasers

     Exhibit B -    Form of Amended and Restated Certificate of Incorporation

     Exhibit C -    Schedule of Exceptions to Representations and Warranties

     Exhibit D -    Form of Investors' Rights Agreement

     Exhibit E -    Form of Right of First Refusal and Co-Sale Agreement

     Exhibit F -    Form of Voting Agreement

     Exhibit G -    Form of Legal Opinion of Venture Law Group

     Exhibit H -    Form of Addendum Agreement

     Exhibit I -    Form of Intel Letter Agreement

                                      EXHIBIT A

                                SCHEDULE OF PURCHASERS

                                   EXHIBIT A
                             SCHEDULE OF PURCHASERS

                                                SERIES A PREFERRED
NAME                                                   STOCK                 PURCHASE PRICE
                                                     (SHARES)             (CASH/WIRE TRANSFER)
DynaFund L.P.                                               691,661    $         428,829.82
DynaFund International L.P.                                 921,242    $         571,170.04
Intel Corporation                                         1,612,903    $         999,999.86
William S. Elkus                                             80,645    $          49,999.90
Moore Global Investments, Ltd.                              824,866    $         511,416.92
Remington Investment Strategies, L.P.                        68,952    $          42,750.24
Multi Strategies Fund, L.P.                                 114,919    $          71,249.78
Multi Strategies Fund Ltd.                                  523,521    $         324,583.02
James L. Brock                                                8,064    $           4,999.68
Glen R. Van Ligten                                            3,226    $           2,000.12
------------------                              -------------------    --------------------
Subtotal:                                                 4,849,999    $       3,006,999.38


                                                SERIES A PREFERRED
NAME                                                   STOCK                 PURCHASE PRICE
                                                     (SHARES)         (CANCELLATION OF DEBT)
Ken Deemer                                                   82,348    $          51,055.76
Thomas Elden                                                 24,704    $          15,316.48
Brett Fisher                                                 16,469    $          10,210.78
Andrew Greenebaum                                            41,174    $          25,527.88
Peter Hart                                                   32,939    $          20,422.18
David Hodess                                                 57,643    $          35,738.66
Marc Kozin                                                   32,939    $          20,422.18
Edward Lenk                                                  32,939    $          20,422.18
Richard Nanula                                               41,174    $          25,527.88
Robert Sheriff                                               41,174    $          25,527.88
Alan and Karen Sheriff                                       41,174    $          25,527.88
Tom Staggs                                                   49,409    $          30,633.58
Arnold Whitman                                               41,174    $          25,527.88
Ken Wong                                                     82,348    $          51,055.76
Richard Bock and Helene Rosenzweig                           40,885    $          25,348.70
John Cahill                                                  16,354    $          10,139.48
Jeff Colin                                                   40,885    $          25,348.70
Stephen De Kanter                                            40,885    $          25,348.70
Cristina Fernandez                                           16,354    $          10,139.48
Geoff Goodman                                                40,885    $          25,348.70
Wesley Hein                                                  40,885    $          25,348.70
Bruce Hendricks                                              81,771    $          50,698.02
James Hertling                                               24,531    $          15,209.22
Michael Joe                                                  24,531    $          15,209.22
Mimi Kim/Hydra Global Investments                            40,885    $          25,348.70
Keith Kitani                                                 16,354    $          10,139.48
Marcee Kleinman                                              57,240    $          35,488.80
Chris Loh                                                    16,354    $          10,139.48
Linda MacCannell                                             32,708    $          20,278.96
Frank Mapel                                                  40,885    $          25,348.70
Don Mapel                                                    40,885    $          25,348.70
Adam Palley                                                  24,531    $          15,209.22


                                   EXHIBIT A
                             SCHEDULE OF PURCHASERS

                                                SERIES A PREFERRED
NAME                                                   STOCK                 PURCHASE PRICE
                                                     (SHARES)         (CANCELLATION OF DEBT)
Burton and Sandra Polishook                                  16,354    $          10,139.48
Mark Rozells                                                 40,885    $          25,348.70
Ray Sheen                                                    16,354    $          10,139.48
Wendy Smith                                                  16,354    $          10,139.48
Alan Stanford                                                40,885    $          25,348.70
Larry Summers                                                40,885    $          25,348.70
Mike Toporek                                                 24,531    $          15,209.22
Norman Tsang                                                 16,354    $          10,139.48
------------                                    -------------------    --------------------
SUBTOTAL:                                              1,468,018.00    $         910,171.16

TOTAL:                                                 6,318,017.00    $       3,917,170.54
                                                -------------------    --------------------
                                                -------------------    --------------------

                                      EXHIBIT B


                         FORM OF FIRST AMENDED AND RESTATED
                             CERTIFICATE OF INCORPORATION

                              FIRST AMENDED AND RESTATED
                             CERTIFICATE OF INCORPORATION

                                          OF

                                      ETOYS INC.


      The undersigned, Edward C. Lenk and Frank C. Han hereby certify that:

      1. They are the duly elected and acting President and Secretary, respectively, of eToys Inc., a Delaware corporation.

      2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on November 8, 1996.

      3. The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

                                      ARTICLE I

      "The name of this corporation is eToys Inc. (the "CORPORATION").

                                      ARTICLE II

      The address of the Corporation's registered office in the State of Delaware is 15 East North Street, Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is Incorporating Services, Ltd.

                                     ARTICLE III

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                      ARTICLE IV

      (A) CLASSES OF STOCK. The Corporation is authorized to issue two classes of stock to be designated, respectively, "COMMON STOCK" and "PREFERRED STOCK." The total number of shares which the Corporation is authorized to issue is Fifty-Seven Million Thirty-Six Thousand Three Hundred (57,036,300) shares, each with a par value of $0.0001 per share. Fifty Million (50,000,000) shares shall be Common Stock and Seven Million Thirty-Six Thousand Three Hundred (7,036,300) shares shall be Preferred Stock.

      (B) RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK. The Preferred Stock authorized by this First Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. The first series of Preferred Stock shall be designated "SERIES A PREFERRED STOCK" and shall consist of Seven Million Thirty-Six Thousand Three

Hundred (7,036,300) shares. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock are as set forth below in this Article IV(B).

            1.    DIVIDEND PROVISIONS.

                  (a) Subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, at the rate of $0.043 per share per annum on each outstanding share of Series A Preferred Stock, (as adjusted for any stock splits, stock dividends, recapitalizations or the like) or, if greater (as determined on a per annum basis and on an as converted basis for the Series A Preferred Stock), an amount equal to that paid on any other outstanding shares of this corporation) payable quarterly when, as and if declared by the Board of Directors. Such dividends shall not be cumulative.

                  (b) After payment of such dividends, any additional dividends shall be distributed among all holders of Common Stock and all holders of Series A Preferred Stock in proportion to the number of shares of Common Stock which would be held by each such holder if all shares of Series A Preferred Stock were converted to Common Stock at the then effective conversion rate.

            2.    LIQUIDATION.

                  (a) PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $0.62 per share for each share of Series A Preferred Stock then held by them, plus declared but unpaid dividends. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                  (b) REMAINING ASSETS. Upon the completion of the distribution required by Section 2(a) above and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of the Series A Preferred Stock and the Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock) until such holders of Series A Preferred Stock shall have received an aggregate of $1.86 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like) (including amounts paid pursuant to Section 2(a) above); thereafter, subject to the rights of series of Preferred Stock that may from time to time come into existence, if assets remain in the Corporation, the holders of the Common Stock of the Corporation shall receive all of the remaining assets of the Corporation pro rata based on the number of shares of Common Stock held by each.

                  (c)   CERTAIN ACQUISITIONS.

                        (i)   DEEMED LIQUIDATION.  For purposes of this
Section 2, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or (B) a sale of all or substantially all of the assets of the Corporation, UNLESS the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity in approximately the same relative percentages after such acquisition or sale as before such acquisition or sale.

                        (ii) VALUATION OF CONSIDERATION. In the event of a deemed liquidation as described in Section 2(c)(i) above, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                              (A)   Securities not subject to investment letter
or other similar restrictions on free marketability:

                                    (1)   If traded on a securities exchange or
the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                                    (2)   If actively traded over-the-counter,
the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                                    (3)   If there is no active public market,
the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                              (B)   The method of valuation of securities
subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in Section 2(c)(ii)(A) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                        (iii) NOTICE OF TRANSACTION. The Corporation shall give each holder of record of Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than twenty (20) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

                        (iv) EFFECT OF NONCOMPLIANCE. In the event the requirements of this Section 2(c) are not complied with, the Corporation shall forthwith either cause the closing of the transaction to be postponed until such requirements have been complied with, or cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in
Section 2(c)(iii) hereof.

            3.    REDEMPTION.

                  (a) Subject to the rights of series of Preferred Stock which may from time to time come into existence, on or at any time after the date November 26, 2002, this corporation shall, upon receipt by this corporation from the holders of 66 2/3% of the then outstanding shares of Series A Preferred Stock of their written consent to redemption hereunder of their respective shares (the "REDEMPTION NOTICE"), at such time and to the extent that it may lawfully do so, redeem in whole or in part the Series A Preferred Stock by paying in cash therefor a sum equal to $0.62 per share (as adjusted for any stock dividends, combinations or splits with respect to such share) plus all declared but unpaid dividends on such share (the "SERIES A REDEMPTION PRICE"). Any such redemption shall occur on the date forty-five (45) days after the receipt of the Redemption Notice or as soon thereafter as the Company may lawfully conduct such redemption under the terms of this Section 3.

                  (b) As used herein and in subsection (3)(c) below, the term "REDEMPTION DATE" shall refer to each of "SERIES A REDEMPTION DATE" and the term "REDEMPTION PRICE" shall refer to the "SERIES A REDEMPTION PRICE." Subject to the rights of series of Preferred Stock which may from time to time come into existence, at least fifteen (15) but no more than thirty (30) days prior to the Redemption Date, if the holders of Series A Preferred Stock exercise their right of redemption pursuant to subsection 3(a) above, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock to be redeemed, at the address last shown on the records of this corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "REDEMPTION NOTICE"). Except as provided in subsection (3)(c) on or after the Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  (c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of series of Preferred Stock which may from time to time come into existence, if the funds of this corporation legally available for redemption of shares of Series A Preferred Stock on the Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series A Preferred Stock. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of series of Preferred Stock which may from time to time come into existence, at any time thereafter when additional funds of this corporation are legally available for the redemption of shares of Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares of Series A Preferred Stock which this corporation has not redeemed.

                  (d) Three (3) days prior to the Redemption Date, this corporation shall deposit the Redemption Price of all outstanding shares of Series A Preferred Stock designated for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust company having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, Simultaneously, this corporation shall deposit irrevocable instruction and authority to such bank or trust company to publish the notice of redemption thereof (or to complete such publication if theretofore commenced) and to pay, on and after the date fixed for redemption or prior thereto, the Redemption Price of the Series A Preferred Stock to the holders thereof upon surrender of their certificates. Any monies deposited by this corporation pursuant to this subsection 3(d) for the redemption of shares which are thereafter converted into shares of Common Stock pursuant to Section 4 hereof no later than the close of business on the Redemption Date shall be returned to this corporation forthwith upon such conversion. The balance of any monies deposited by this corporation pursuant to this subsection 3(d) remaining unclaimed at the expiration of two (2) years following the Redemption Date shall thereafter be returned to this corporation, provided that the stockholder to which such money would be payable hereunder shall be entitled, upon proof of its ownership of the Series A Preferred Stock and payment of any bond requested by the Company, to receive such monies but without interest from the Redemption Date.

            4. CONVERSION. The holders of the Preferred Stock shall have conversion rights as follows (the "CONVERSION RIGHTS"):

                  (a) RIGHT TO CONVERT. Subject to Section 4(c), each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and on or prior to the close of business on the day prior to the Redemption Date, if any, as may be specified in the Redemption Notice with respect to the Series A Preferred Stock, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.62 by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share of Series A Preferred Stock shall be $0.62. Such initial Conversion Price shall be subject to adjustment as set forth in Section 4(d).

                  (b) AUTOMATIC CONVERSION. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share immediately upon the earlier of
(i) except as provided below in Section 4(c), the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), which results in aggregate gross cash proceeds to the Corporation of at least $15,000,000 (an "IPO") or (ii) the date specified by written consent or agreement of the holders of at least forty percent (40%) of the then outstanding shares of Series A Preferred Stock.

                  (c) MECHANICS OF CONVERSION. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such series of Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of such series of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act the conversion may, at the option of any holder tendering such Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                  (d) CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK FOR CERTAIN DILUTIVE ISSUANCES, SPLITS AND COMBINATIONS. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

                        (i) (A) If the Corporation shall issue, after the date upon which any shares of Series A Preferred Stock were first issued (the "PURCHASE DATE"), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series A Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series A Preferred Stock in effect immediately prior to each such issuance shall automatically (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance, plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance, plus the number of shares of such Additional Stock.

                              (B)   No adjustment of the Conversion Price for
the Series A Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections 4(d)(i)(E)(3) and 4(d)(i)(E)(4), no adjustment of such Conversion Price pursuant to this Section 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                              (C)   In the case of the issuance of Common Stock
for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                              (D)   In the case of the issuance of the Common
Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

                              (E)   In the case of the issuance (whether before,
on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 4(d)(i) and Section 4(d)(ii):

                                    (1)   The aggregate maximum number of shares
of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 4(d)(i)(C) and 4(d)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                                    (2)   The aggregate maximum number of shares
of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 4(d)(i)(C) and 4(d)(i)(D)).

                                    (3)   In the event of any change in the
number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                    (4)   Upon the expiration of any such
options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                    (5)   The number of shares of Common Stock
deemed issued and the consideration deemed paid therefor pursuant to Sections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(d)(i)(E)(3) or (4).

                        (ii) "ADDITIONAL STOCK" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(d)(i)(E)) by the Corporation after the Purchase Date) other than:

                              (A)   Common Stock issued pursuant to a
transaction described in Section 4(d)(iii) hereof,

                              (B)   Shares of Common Stock issuable or issued to
employees, consultants or directors of the Corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Corporation,

                              (C)   Capital stock, or options or warrants to
purchase capital stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, which issuances are primarily for other than equity financing purposes,

                              (D)   Shares of Common Stock or Preferred Stock
issuable upon exercise of warrants outstanding as of the date of this Amended and Restated Certificate of Incorporation,

                              (E)   Capital stock or warrants or options to
purchase capital stock issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors of the Corporation,

                              (F)   Shares of Common Stock issued or issuable
upon conversion of the Preferred Stock, and

                              (G)   Shares of Common Stock issued or issuable in
a public offering.

                        (iii) In the event the Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "COMMON STOCK EQUIVALENTS") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4(d)(i)(E).

                        (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                  (e) OTHER DISTRIBUTIONS. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(iii), then, in each such case for the purpose of this Section 4(e), the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                  (f) RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of such Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of such Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

                  (g) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

                  (h)   NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

                        (i) No fractional shares shall be issued upon the conversion of any share or shares of the Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                        (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Series A Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of the Series A Preferred Stock.

                  (i) NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (j) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of such series of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

                  (k)   NOTICES.  Any notice required by the provisions of this
Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

            5.    VOTING RIGHTS.   Except as provided below with respect to the
election of directors, the holder of each share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. In addition, as long as twenty-five percent (25%) of the number of shares of Series A Preferred Stock issued by the Corporation on the date the Series A Preferred Stock was originally issued remain outstanding, the holders of the Series A Preferred Stock shall be entitled, voting together as a separate class, to elect one (1) director of this corporation at each annual election of directors. The holders of Common Stock shall be entitled, voting together as a separate class, to elect two (2) directors of this corporation at each annual meeting of directors. The holders of Preferred Stock and Common Stock voting together as a single class shall have the right to elect any remaining directors.

            6. PROTECTIVE PROVISIONS. Subject to the rights of series of Preferred Stock which may from time to time come into existence, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 66-2/3% of the then outstanding shares of Preferred Stock, voting together as a class:

                  (a) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of, PROVIDED that this Section 6(a) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Corporation;

                  (b) alter or change the rights, preferences or privileges of the shares of the Series A Preferred Stock so as to affect adversely such shares;

                  (c) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock;

                  (d) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or being on a parity with, the Series A Preferred Stock with respect to voting, redemption, conversion, dividends or upon liquidation;

                  (e) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; PROVIDED, HOWEVER, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment;

                  (f) increase the authorized number of directors of the Corporation; or

                  (g) pay any dividend on the Common Stock other than dividends on the Common Stock solely in the form of additional shares of Common Stock.

            7. STATUS OF REDEEMED OR CONVERTED STOCK. In the event any shares of Preferred Stock shall be redeemed or converted pursuant to Section 3 or Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by the Corporation. The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

      (C)   COMMON STOCK.

            1. DIVIDEND RIGHTS. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

            2. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of Division (B) of this Article IV.

            3.    REDEMPTION.  The Common Stock is not redeemable.

            4. VOTING RIGHTS. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                      ARTICLE V

      The Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation.

                                      ARTICLE VI

      Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

                                     ARTICLE VII

      (A) To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

      (B) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

      (C) Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this
Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision."

                                     ARTICLE VIII

      To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) agents of this corporation (and any other persons to which Delaware law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.

                                     *    *    *

      The foregoing First Amended and Restated Certificate of Incorporation has been duly adopted by this corporation's Board of Directors and stockholders in accordance with the applicable provisions of Section 228, 242 and 245 of the General Corporation Law of the State of Delaware.

      Executed at Santa Monica, California, on the 22nd day of December, 1997.

                                                  /s/  Edward C. Lenk
                                                  ------------------------------
                                                       Edward C. Lenk, President


                                                  /s/ Frank C. Han
                                                  ------------------------------
                                                         Frank C. Han, Secretary


                             SIGNATURE PAGE TO eTOYS INC.
               FIRST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      EXHIBIT C



                              SCHEDULE OF EXCEPTIONS TO
                            REPRESENTATIONS AND WARRANTIES

               SCHEDULE OF EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

                                  December 23, 1997

      This confidential Schedule of Exceptions (the "SCHEDULE") is delivered pursuant to Section 2 of the Series A Preferred Stock Purchase Agreement by and between eToys Inc., a Delaware corporation ("eTOYS" or the "COMPANY") and the purchasers listed on EXHIBIT A to the Series A Preferred Stock Purchase Agreement (the "PURCHASERS").

      The section numbers in the Schedule correspond to the section numbers in the Agreement; however, any information reasonably disclosed under any section number of the Schedule shall be deemed to be disclosed and incorporated into any other section number under the Agreement to which it pertains, whether or not the specific section numbers are indicated below. All capitalized terms herein shall have the meanings given them in the Agreement, unless otherwise indicated in the Schedule.

      Copies of agreements, plans, policies and other documents referred to herein (the "DOCUMENTS") have been made available to the Purchasers. The foregoing, however, does not modify or limit the representations and warranties of the Company in Section 2 of the Agreement or the right of the Purchasers to rely thereon.

2.2

      The Company has issued certain promissory notes that, upon the Closing, will be automatically convertible into 1,468,018 shares of Series A Preferred Stock. In connection with the issuance of such promissory notes, the Company issued certain warrants that, upon the Closing, will be exercisable for an aggregate of 721,757 shares of Series A Preferred Stock at an exercise price of $0.62 per share.

2.7

      The filing of the Restated Certificate will be necessary to consummate the transactions contemplated by the Agreement.

2.8
                        [intentionally omitted]

2.9

      The Company has filed an application for trademark registration with the United States Patent and Trademark Office for the mark "ETOYS".

      Pursuant to a Letter Agreement, dated March 14, 1997, by and between idealab! and Elliot Portwood Productions, Elliot Portwood Productions agreed to transfer to idealab! the domain names "eToys.com" and "e-toys.com" for certain consideration. In December 1997, the Company entered into an agreement with idealab! pursuant to which the rights to these domain names were transferred and assigned by idealab! to eToys.

                        [intentionally omitted]

                        [intentionally omitted]

2.10

      The Company did not timely file notices under the securities laws of the states of Colorado, Maryland and Washington in connection with the issuance and sale of promissory notes and warrants. These issuances were made to two purchasers in the state of Colorado and to one purchaser in the states of Maryland and Washington, respectively. The Company is currently in the process of making these notice filings.

2.11 (a)

      In June 1997, the Company issued and sold 2,500,000 shares of Common Stock to Toby Lenk pursuant to a Stock Purchase Agreement.

      In June 1997, the Company issued and sold an aggregate of 833,334 shares of Common Stock to Frank Han pursuant to two Stock Purchase Agreements.

      In June 1997, the Company issued and sold 6,466,667 shares of Common Stock to idealab!, an affiliate of the Company. In November 1997, pursuant to a letter agreement, idealab! returned 360,000 shares of Common Stock of the Company to the Company in the form of a capital contribution.

      Each of the Company's officers and directors have entered into proprietary information and inventions agreements with the Company.

      During 1997, the Company reimbursed Frank Han for approximately $10,000 in expenses incurred by Mr. Han on behalf of the Company.

      During 1997, the Company reimbursed Toby Lenk for approximately $15,000 in expenses incurred by Mr. Lenk on behalf of the Company.

      The Company has entered into an indemnification agreement with each of its current directors and with Frank Han.

2.11 (b)

      The Company is party to the following contracts that that involve
(i) obligations (contingent or otherwise) of, or payments to, the Company in excess of, $10,000 , (ii) the license of a patent, copyright, trade secret or other proprietary right to or from the Company, or (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products:

      Engagement Letter, dated July 9, 1997, by and between the Company and Alexander Communications, Inc.

      Lease, dated July 15, 1997, by and between the Company and E.A. Three, Ltd. (the "WAREHOUSE LEASE").

      [intentionally omitted]

      Lease, dated August 21, 1997, by and between the Company and Martin H. Waldman and Hal Spector (the "OFFICE LEASE").

      Lease, dated September 29, 1997, by and between the Company and IKON Office Solutions (copier lease) (the "COPIER LEASE").

      Content License Agreement, dated October 1, 1997, by and between the Company and Dr. Stevanne Auerbach.

      Interactive Marketing Agreement, dated as of October 1, 1997, by and between the Company and America Online, Inc.

      Network Advertising Agreement, effective as of November 1, 1997, by and between the Company and Excite.

      Content and Services Agreement, dated as of October 1, 1997, by and between WebTV Network, Inc. and the Company.

      Shopping Development - Merchant Services Agreement, dated as of
      November 10, 1997, by and between GTE Media Ventures Incorporated and the Company.

      Market Square Agreement, effective as of October 27, 1997, by and between AT&T Corp. and the Company.

      The Company is a party to an agreement with FoneMart pursuant to which the Company rents its phone system on a month to month basis (the "PHONE SYSTEM LEASE").

      The Company is a party to an agreement with Worldcom pursuant to which the Company is provided with long distance telephone service and internet access on a monthly basis.

      Advertising Insertion Orders No. 6964 and 6979, dated as of July 9, 1997 and July 10, 1997, respectively, by and between the Company and Yahoo! Inc.;

      Sponsorship Agreement, dated as of July 17, 1997, by and between the Company and Netscape Communications Corporation;

      Internet Advertising Insertion Orders, dated as of July 17, 1997, by and between the Company and SOFTBANK Interactive Marketing, Inc.;

      Advertiser Agreements, dated as of July 10, 1997, July 16, 1997, and July 16, 1997, by and between the Company and Infoseek;

      Global Center Service Order No. E-Toys 0001.1;

      Master Service Agreement, dated as of November 26, 1997, by and between Global Center, Inc. and the Company; and

                        [intentionally omitted]

      The Company enters into purchase orders in the ordinary course of business pursuant to which it purchases inventory for ultimate resale to customers. The dollar amounts of such purchase orders exceed $25,000 in the aggregate and in some cases exceed $10,000 individually.

      The Company enters into affiliate license agreements in the ordinary course of business pursuant to which it supplies the affiliate with artwork and text that can be placed on the affiliate's site and can act as a link to the Company's site. The dollar amounts covered by such license agreements exceed $25,000 in the aggregate and in some cases exceed $10,000 individually.

2.11 (c)

      Since the Company's inception, idealab! has paid for $100,000 in expenses incurred by the Company. In November 1997, the Company and idealab! entered into a letter agreement pursuant to which idealab! agreed to forgive the Company's repayment of such $100,000 amount.

2.12

      Concurrent with the Closing, the Company will enter into letter agreements with both Intel Corporation and the DynaFund entities providing for certain Board visitation rights.

2.13

      Since the Company's inception, idealab! has paid for $100,000 in expenses incurred by the Company. In November 1997, the Company and idealab! entered into a letter agreement pursuant to which idealab! agreed to forgive the Company's repayment of such $100,000 amount.

2.16

      The Company leases certain warehouse space under the Warehouse Lease and office space under the Office Lease. The Company also leases a copier and its phone system under the Copier Lease and the Phone System Lease.

2.17

      The Company's financial statements have not been prepared in accordance with generally accepted accounting principles.

2.18

                        [intentionally omitted]

2.20

      The Company has missed the deadline for filing its federal and state tax returns for the fiscal year ended March 31, 1997. The Company filed these returns on December 18, 1997. The Company believes that any penalties resulting from such late filing will not exceed $2,000.


2.21

      The Company does not currently have in effect fire insurance.

2.22

      The Company has adopted a stock option plan.

2.24

      The Company is currently in the process of applying for a business permit from the city of Santa Monica.

                                      EXHIBIT D


                         FORM OF INVESTORS' RIGHTS AGREEMENT

                                   (See Exhibit 10.9)

                                      EXHIBIT E



                 FORM OF RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

                                   (See Exhibit 10.11)

                                      EXHIBIT F


                               FORM OF VOTING AGREEMENT


                                 (See Exhibit 10.10)

                                      EXHIBIT G



                                FORM OF LEGAL OPINION
                                         OF
                                  VENTURE LAW GROUP

                                  December 23, 1997

To the Purchasers of Series A Preferred
Stock of eToys, Inc. Listed
on EXHIBIT A to the Series A Preferred Stock
Purchase Agreement

Ladies and Gentlemen:

      We have acted as counsel for eToys Inc., a Delaware corporation (the "COMPANY"), in connection with the sale by the Company to you of 6,312,372 shares of the Company's Series A Preferred Stock (the "SHARES") pursuant to the Series A Preferred Stock Purchase Agreement (the "PURCHASE AGREEMENT") dated December 23, 1997 among the Company and the persons listed on EXHIBIT A attached thereto (the "PURCHASERS"), and the negotiation, execution and delivery by the Company of the Investors' Rights Agreement dated December 23, 1997 (the "INVESTORS' RIGHTS AGREEMENT"), the Co-Sale Agreement dated December 23, 1997 (the "CO-SALE AGREEMENT") and the Voting Agreement dated December 23, 1997.
This opinion is given to you in compliance with Section 4.6 of the Purchase Agreement. The Purchase Agreement, the Investors' Rights Agreement, the Co-Sale Agreement and the Voting Agreement are referred to herein collectively as the "AGREEMENTS." Unless defined herein, capitalized terms have the meaning given them in the Agreements.

      In rendering this opinion, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined originals or copies of documents, corporate records and other writings which we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on original documents, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. In making our examination of documents executed by entities other than the Company, we have assumed that each other entity had the power to enter into and perform all its obligations thereunder and we also have assumed the due authorization by each such other entity of all requisite actions and the due execution and delivery of such documents by each such other entity.

      Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge or belief, it is intended to signify that in the course of our representation of the Company in connection with the transactions referred to in the first paragraph hereof, no information has come to the attention of James L. Brock, Glen R. Van Ligten or Mitchell S. Zuklie (the only lawyers at Venture Law Group working on this transaction) that would give them actual knowledge of the existence or absence of such facts. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company.

      In rendering the opinion set forth in paragraph (c) below relating to the fully paid status of all of the issued shares of capital stock of the Company, we have relied without independent verification on the Management Certificate of the President of the Company (the "OPINION CERTIFICATE"), to the effect that the Company has received the consideration approved by the Board of Directors for all of the issued shares of capital stock of the Company.

      In rendering the opinion set forth in paragraph (c) below to the extent they relate to the status of the capitalization of the Company, we have relied without further investigation on our review of the stock records of the Company and statements in the Opinion Certificate relating to the capitalization of the Company.

      In rendering the opinion set forth in paragraph (a) below, (a) in order to determine in which states qualification is appropriate, we have assumed that qualification may be required only in those states in which the Company own or lease real property, maintain offices or have employees, and we have relied on the Company's listing of those states in the Opinion Certificate, and (b) as to the qualification and good standing of the Company in the states so identified in such Opinion Certificate, we have relied exclusively on certificates of public officials, although we have not obtained tax good standing certificates (other than a Delaware long-form good standing certificate and a California franchise tax certificate for the Company) and no opinion is provided with respect to tax good standing (other than with respect to the Company in California).

      In rendering the opinion in paragraph (e) below, we have reviewed and are providing an opinion only with respect to those Contractual Obligations (as defined in the Opinion Certificate), judgments and orders set forth in the Opinion Certificate, and have assumed that the governing law (exclusive of California laws relating to conflicts of laws) of each such Contractual Obligation is California. We have not, however, reviewed the covenants in the Contractual Obligations that contain financial ratios and other similar financial restrictions, and no opinion is provided with respect thereto.

      In rendering the opinion expressed in paragraph (h) below, we have assumed and express no opinion with respect to the following: (a) that the representations and warranties of the Purchasers set forth in the Agreements are true and complete; and (b) the accuracy and completeness of the information provided by the Company to the Purchasers in connection with such offer and sale. We have also assumed the accuracy of, and have relied upon, the Company's representations to us that the Company has made no offer to sell the Shares by means of any "GENERAL SOLICITATION," as defined in Regulation D under the Securities Act or the "PUBLICATION OF ANY ADVERTISEMENT" (as defined under the California Corporate Securities Law of 1968, as amended, and the regulations thereunder) and that no offer or sale of the Shares has been made or will be made in any states other than California, Illinois, Colorado, Massachusetts, New York, Pennsylvania, Georgia, Connecticut, Florida, Maryland and Washington.

      The opinions hereinafter expressed are subject to the following further qualifications:

            (i) Our opinions are qualified by the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

            (ii) Our opinions are qualified by the limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Agreements; and the effect of judicial decisions which have held that certain provisions are unenforceable when their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material;

            (iii) A requirement that provisions of the Agreements may only be waived in writing will not be enforced to the extent an oral agreement has been executed modifying provisions of the Agreements;

            (iv) Our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities;

            (v) The effect of judicial decisions which may permit the introduction of extrinsic evidence to modify the terms or the interpretation of the Agreements;

            (vi) The enforceability of provisions of the Agreements providing for arbitration of disputes to the extent that arbitration of a particular dispute would be against public policy;

            (vii) The enforceability of provisions of the Agreements which purport to establish evidentiary standards or to make determinations conclusive;

            (viii) The enforceability of provisions of the Agreements which purport to establish particular courts as the forum for the adjudication of any controversy relating to the Agreements;

            (ix) The enforceability of provisions of the Agreements expressly or by implication waiving broadly or vaguely stated rights, or waiving rights granted by law where such waivers are against public policy;

            (x) The enforceability of provisions of the Agreements providing that rights or remedies are not exclusive, that every right or remedy is cumulative, or that the election of a particular remedy or remedies does not preclude recourse to one or more other remedies.

            (xi) We express no opinion as to compliance with applicable antifraud statutes, rules or regulations of applicable state and federal laws concerning the issuance or sale of securities; and

            (xii) Provisions in the Investors' Rights Agreement purporting to provide for indemnification and contribution under certain circumstances may be unenforceable.

            (xiii) We express no opinion as to the enforceability of the Voting Agreement.

            Based upon and subject to the foregoing, and except as set forth in the Schedule of Exceptions, we are of the opinion that:

      (a) The Company is a corporation duly organized and existing under the laws of the State of Delaware, and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each state in which the failure to be so qualified would have a material adverse effect on the Company.

      (b) The Company has the requisite corporate power and authority to execute and deliver the Agreements, to sell and issue the Shares thereunder, to issue the Common Stock issuable upon conversion of the Shares and to carry out and perform its obligations under the terms of the Agreements.

      (c) The authorized capital stock of the Company consists or will, upon the filing of the First Amended and Restated Certificate of Incorporation (the "RESTATED CERTIFICATE"), consist of 50,000,000 shares of Common Stock, par value $0.0001 per share, 10,050,000 of which are issued and outstanding prior to the Closing Date, and 7,036,300 shares of Preferred Stock, par value $0.0001 per share, all of which have been designated Series A Preferred Stock ("SERIES A PREFERRED"), none of which are issued and outstanding prior to the Closing. All of such issued and outstanding shares are validly issued, fully paid and nonassessable. The Company has reserved 7,036,300 shares of Common Stock for issuance upon conversion of Preferred Stock, 1,468,018 shares of Series A Preferred for issuance upon the automatic conversion of certain outstanding promissory notes (the "NOTES"), 721,757 shares of Series A Preferred for issuance upon the exercise of outstanding warrants (the "SERIES A WARRANTS"), 50,000 shares of Common Stock for issuance upon the exercise of outstanding warrants, and 7,036,300 shares of Series A Preferred for issuance under the Purchase Agreement (including the Series A Preferred issuable upon the automatic conversion of the Notes). There are options outstanding for the purchase of 1,276,093 shares of Common Stock under the Company's 1997 Stock Option Plan and 1,573,907 shares of Common Stock are available for issuance thereunder. To our knowledge, except as described above, there are no preemptive rights, options or warrants or other conversion privileges or rights presently outstanding to purchase any of the authorized but unissued stock of the Company, other than the rights of first refusal set forth in Section 2.3 of the Investors' Rights Agreement.

      (d) All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of the Agreements by the Company, the authorization, sale, issuance and delivery of the Shares (and the Common Stock issuable upon conversion thereof) and the performance of all of the Company's obligations under the Agreements, including, without limitation, the execution and filing with the Secretary of State of the State of Delaware of the Restated Certificate, has been taken. The Agreements constitute valid and binding obligations of the Company enforceable in accordance with their terms. The Shares have been validly issued, and are fully paid and nonassessable and have the rights, preferences and privileges described in the Restated Certificate; the shares of Common Stock issuable upon conversion of the Shares have been duly and validly reserved and, when issued in compliance with the provisions of the Purchase Agreement and the Restated Certificate, will be validly issued, fully paid and nonassessable.

      (e) The execution, delivery and performance of and compliance with the Agreements, and the issuance of the Shares and the Common Stock issuable upon conversion of the Shares, have not resulted and will not result in any material violation of, or conflict with, or constitute a material default under (i) the Restated Certificate or the Company's Bylaws, (ii) any Contractual Obligation to which the Company is a party or by which it is bound or (ii) any statute, rule or regulation of Federal or California law or Delaware corporate law, or any judgment or order set forth in the Opinion Certificate.

      (f) To our knowledge, there are no actions, suits, proceedings or investigations pending or threatened against the Company, or its properties before any court or governmental agency that, either in any case or in the aggregate, might result in any materially adverse change in the business or financial condition of the Company or any of its properties or assets, or in any material impairment of the right or ability of the Company to carry on its business as now conducted, or in any material liability on the part of the Company, and none that questions the validity of the Agreements or any action taken or to be taken in connection therewith.

      (g) No consent, approval or authorization of or designation, qualification, regulation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Agreements, or the offer, sale or issuance of the Shares (and the Common Stock issuable upon conversion thereof), or the consummation of any other transaction contemplated by the Agreements, except the notice filing required by Section 25102(f) of the California Corporate Securities Law of 1968, as amended.

      (h) The offer, sale and issuance of the Shares to be issued in conformity with the terms of the Purchase Agreement and the issuance of the Common Stock, if any, to be issued upon conversion thereof, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and exempt from the qualification requirements of the California Corporate Securities Law of 1968, as amended.

      We express no opinion as to matters governed by any laws other than the laws of the State of California, the general corporate law of the State of Delaware and the federal law of the United States of America. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the Agreements or the transactions contemplated thereby.

This opinion is furnished to you pursuant to Section 4.6 of the Purchase Agreement and is solely for your benefit and may not be relied on by, nor may copies be delivered to, any other person without our prior written consent. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinion expressed herein.

                                    Sincerely,

                                    VENTURE LAW GROUP,
                                    A Professional Corporation



JLB

                                      EXHIBIT H


                              FORM OF ADDENDUM AGREEMENT

                                      ETOYS INC.

                        ADDENDUM TO SERIES A PREFERRED STOCK
                                  PURCHASE AGREEMENT


      This Addendum to Series A Preferred Stock Purchase Agreement (the "ADDENDUM") is made as of _____________, 199_ by and among eToys Inc., a Delaware corporation (the "COMPANY"), and the individuals and entities listed in EXHIBIT A hereto (the "ADDITIONAL PURCHASERS").

                                       RECITALS

      On December ___, 1997, the Company entered into a Series A Preferred Stock Purchase Agreement (the "PURCHASE AGREEMENT") with certain investors set forth on EXHIBIT A attached thereto. The Purchase Agreement provides in Section 1.2 thereof that additional investors may, under conditions set forth therein, become parties to the Purchase Agreement at any time on or before January 15, 1998.

                                      AGREEMENT

      In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

      1.    AUTHORIZATION AND SALE OF PREFERRED STOCK.

            1.1 SALE OF PREFERRED STOCK. Subject to the terms and conditions hereof, at the Closing (as defined in Section 2.1 hereof) the Company will issue and sell to each Additional Purchaser, and each Additional Purchaser severally agrees to purchase from the Company, that number of Additional Shares specified opposite such Additional Purchaser's name on EXHIBIT A hereto, at a cash purchase price of $0.62 per share. Each of the Additional Purchasers, by its signature hereto, shall hereby (i) become a party to the Purchase Agreement,
(ii) be considered a "PURCHASER" for all purposes under the Purchase Agreement and (iii) have all the rights and obligations of a Purchaser thereunder. The Additional Shares acquired by the Additional Purchasers thereunder shall be considered "STOCK" for all purposes under the Purchase Agreement, as amended.
In addition, each Additional Purchaser, by its signature hereto, shall hereby
(a) become a party to the Investors' Rights Agreement dated December ____, 1997 (the "RIGHTS AGREEMENT"), (b) be considered an "INVESTOR" for all purposes under the Rights Agreement and (c) have all rights and obligations of an "INVESTOR" thereunder. Further, each Additional Purchaser, by its signature hereto, shall hereby (x) become a party to the Voting Agreement dated December ____, 1997 (the "VOTING AGREEMENT"), (y) be considered an "INVESTOR" for all purposes under the Voting Agreement and (z) have all rights and obligations under the Voting Agreement. Further, each Additional Purchaser, by its signature hereto, shall hereby (q) become a party to the Right of First Refusal and Co-Sale Agreement dated December ____, 1997 (the "CO-SALE AGREEMENT"), (r) be considered an "INVESTOR" for all purposes under the Co-Sale Agreement and (s) have all rights and obligations of an "INVESTOR" thereunder. Finally, each Additional Purchaser, by its signature hereto, shall hereby (h) become a party to the Intel Letter Agreement dated December __, 1997 (the "INTEL LETTER AGREEMENT"), (i) be considered a "party" for all purposes under the Intel Letter Agreement and (j) have all rights and obligations of a party thereunder.

      2.    CLOSING; DELIVERY.

            2.1 CLOSING. The closing of the purchase and sale of the Additional Shares hereunder (the "CLOSING") shall be held at the offices of Venture Law Group, Menlo Park, California, at such other time and place as the Company and the Additional Purchasers purchasing a majority of the Additional Shares may agree.

            2.2 DELIVERY. At the Closing, the Company will deliver to each Additional Purchaser a certificate representing the number of Additional Shares set forth opposite such Additional Purchaser's name on EXHIBIT A, against payment of the purchase price therefor by each Additional Purchaser by wire transfer to the Company.

      3.    DISCLOSURE; CAPITALIZATION.

            3.1 DISCLOSURE. Each Additional Purchaser hereby acknowledges receipt of the Purchase Agreement and the exhibits thereto. The Company affirms to each Additional Purchaser that:

                  (i) The representations and warranties of the Company set forth in Section 2 of the Purchase Agreement were true and accurate when made;

                  (ii) Except as set forth in Section 3.2 hereof, those representations and warranties, which are incorporated herein by this reference and made a part hereof, remain true and accurate in all material respects as of the date hereof, except (A) for changes resulting from the transactions contemplated in the Purchase Agreement and this Addendum and (B) as set forth in the Schedule of Exceptions to Representations and Warranties delivered to the Additional Purchasers prior to the date hereof.

                  (iii) The conditions to closing set forth in Section 4 of the Purchase Agreement and in Section 5 hereof have been satisfied, provided that the conditions set forth in Section 4.1 of the Purchase Agreement shall include references to changes in the Company's representations and warranties and the Company's status, respectively, as set forth herein and in the Exhibits attached hereto, and resulting from the consummation of the transactions contemplated by the Purchase Agreement and this Addendum.

            3.2 CAPITALIZATION. Immediately prior to the Closing, the authorized capital of the Company shall consist of:

                  (i) 7,036,300 shares of Preferred Stock, all of which have been designated Series A Preferred Stock, __________ of which are issued and outstanding. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate.

                  (ii) 50,000,000 shares of Common Stock, __________shares of which are issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws. The Company has reserved 7,036,300 shares of Common Stock for issuance upon conversion of the Preferred Stock.

                  (iii) The Company has reserved 2,950,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 1997 Stock Option Plan duly adopted by the Board of Directors and approved by the Company stockholders (the "STOCK PLAN"). __________shares have been granted and are currently outstanding, and
__________shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.

                  (iv) There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock. Except as otherwise contemplated herein, the Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

      4. REPRESENTATIONS AND WARRANTIES OF ADDITIONAL PURCHASERS. Each Additional Purchaser acknowledges that such Additional Purchaser has reviewed the representations and warranties set forth in Section 3 of the Purchase Agreement and agrees with the Company that such representations and warranties, which are incorporated herein by this reference and made a part hereof, are true and correct as of the date hereof as they relate to such Additional Purchaser's purchase of the Additional Shares hereunder.

      5. CONDITIONS TO ADDITIONAL PURCHASERS' OBLIGATIONS AT CLOSING. The obligation of each Additional Purchaser to purchase the Additional Shares at the Closing is subject to the fulfillment to such Additional Purchaser's satisfaction at or prior to the Closing of the following conditions:

            5.1 REPRESENTATIONS AND WARRANTIES CORRECT; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct on the date of the Closing with the same force and effect as if they had been made on and as of said date, subject to changes contemplated by this Addendum; and the Company shall have performed all obligations and conditions herein required to be performed or observed by it at or prior to the Closing.

            5.2 CONSENTS AND WAIVERS. The Company shall have obtained any and all consents and waivers necessary or appropriate for consummation of the transactions contemplated by this Addendum.

            5.3 LEGAL OPINION. Upon request, each of the Additional Purchasers will be entitled to receive from Venture Law Group, legal counsel for the Company, a legal opinion substantially in the form delivered to the investors pursuant to Section 4.6 of the Purchase Agreement.

      6. CONDITIONS TO COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company under Sections 1.1 of this Addendum are subject to the fulfillment at or before the Closing of each of the following conditions:

            6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Additional Purchaser contained in Section 4 hereof shall be true at the Closing.

            6.2 CONSENTS AND WAIVERS. The Company shall have obtained any and all consents and waivers necessary or appropriate for the Purchasers to become parties to the Investors' Rights Agreement and for the consummation of the transactions contemplated by this Addendum.

      7.    MISCELLANEOUS.

            7.1   INCORPORATION BY REFERENCE.  The provisions set forth in
Section 6 of the Purchase Agreement are incorporated herein by this reference and made a part hereof.

            7.2 COUNTERPARTS. This Addendum may be executed in any number of counterparts, each of which may be executed by less than all of the Additional Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

                               [Signature Page Follows]

      The parties hereto have executed this Addendum as of the date first set forth above.


                                    COMPANY:


                                    eTOYS INC.



                                    By:
                                          --------------------------------------
                                          Edward C. Lenk
                                          President and Chief Executive officer

                                    Address:    1640 Fifth Street, Suite 124
                                                Santa Monica, CA  90401
                                    Fax:        (310) 576-7784


      SIGNATURE PAGE TO ADDENDUM TO SERIES A PREFERRED STOCK PURCHASE AGREEMENT

      The parties hereto have executed this Addendum as of the date first set forth above.


                                    ADDITIONAL PURCHASERS:



                                    By:
                                       -----------------------------------------

                                    Name:
                                         ---------------------------------------
                                                (Print)


                                    Title:
                                          --------------------------------------
                                                (If applicable)

                                    Address:
                                                --------------------------------

                                                --------------------------------



      SIGNATURE PAGE TO ADDENDUM TO SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                                      EXHIBIT A

                          SCHEDULE OF ADDITIONAL PURCHASERS
                      (SECOND SERIES A PREFERRED STOCK CLOSING)


                                                                 AGGREGATE
 NAME                               NUMBER OF SHARES           PURCHASE PRICE
 ----                               ----------------           --------------

                                      EXHIBIT I


                            FORM OF INTEL LETTER AGREEMENT

                                                                    Exhibit I

                                  INTEL CORPORATION



                                  December 19, 1997






To:   The Parties Listed Below

      Re:   SERIES A PREFERRED STOCK FINANCING OF eTOYS INC.

Ladies and Gentlemen:

      Reference is made to the Series A Preferred Stock Purchase Agreement, dated as of December 19, 1997, by and between eToys Inc. (the "Company") and the investors listed on Exhibit A thereto (the "Purchase Agreement"). Reference is also made to the Investors' Rights Agreement, dated as of December 19, 1997, by and among the Company, the investors listed on Exhibit A thereto and Edward C. Lenk and Frank C. Han (the "Rights Agreement"). This letter and the exhibit hereto constitutes the Intel Letter Agreement referred to in the Purchase Agreement and the Rights Agreement.

      The parties hereto agree to the terms of Exhibit A attached to this letter.

      All exhibits to this letter are incorporated herein and made a part hereof by this reference.

      Please indicate your acceptance of this letter as a part of the Purchase Agreement and the Rights Agreement by countersigning in the space provided below.

                                    Very truly yours,

                                    INTEL CORPORATION

                                    By: /s/ Illegible
                                       ----------------------



ACCEPTED:

eTOYS INC.

By: /s/ Edward C. Lenk
   --------------------------

Name: Edward C. Lenk
     -----------------------

Title: CEO
      ------------------------


[Signatures intentionally omitted. See signature pages to Series A Preferred Stock Purchase Agreement.]


SIGNATURE PAGE TO INTEL LETTER AGREEMENT eTOYS INC. SERIES A PREFERRED FINANCING

                                      EXHIBIT A

            1. PROTECTION OF CONFIDENTIAL INFORMATION. Confidential or proprietary information disclosed by any party under the Series A Preferred Stock Purchase Agreement, dated as of December 19, 1997, by and between eToys Inc. (the "Company") and the investors listed on Exhibit A thereto (the "Purchase Agreement") or the Investors' Rights Agreement, dated as of December 19, 1997, by and among the Company, the investors listed on Exhibit A thereto and Edward C. Lenk and Frank C. Han (the "Rights Agreement"), as well as the terms of the Purchase Agreement and the Rights Agreement and the investment of Intel Corporation ("Intel") in the Company, shall be considered confidential information (the "Confidential Information") and shall not be disclosed by the Company or any other party hereto to any third party, subject to Paragraph 2 of this Exhibit A below. Each party shall immediately notify the other parties of any information that comes to its attention which might indicate that there has been a loss of confidentiality with respect to the Confidential Information. In the event that the Company or any other party becomes legally compelled (by statute or regulation or by oral questions, interrogatories, request for information or documents, subpoena, criminal or civil investigative demand or similar process, including without limitation, in connection with any public or private offering of the Company's capital stock) to disclose any of the Confidential Information, such party (the "Disclosing Party") shall provide the other parties (the "Non-Disclosing Parties") with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the Confidential Information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information to the extent reasonably requested by the Non-Disclosing Parties. The provisions of this Paragraph 1 of this Exhibit A shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties to the Purchase Agreement or the Rights Agreement with respect to the transaction contemplated thereby.

            2. DISCLOSURE OF TERMS; PRESS RELEASES. Notwithstanding the provisions of Paragraph 1 of this Exhibit A, from and after the closing of the transactions contemplated by the Purchase Agreement, the Company and the other parties hereto may disclose the existence of the Purchase Agreement, the Rights Agreement and the general terms thereof, as well as Intel's investment in the Company solely to the Company's or the other parties' respective investors, investment bankers, lenders, accountants, legal counsel, business partners, and bona fide prospective investors, employees, lenders and business partners, in each case only where such persons or entities are under appropriate nondisclosure obligations. In addition, the Company and the other parties hereto may disclose the fact that Intel is an investor in the Company to third parties without the requirement for nondisclosure agreements. Within sixty (60) days of the Closing, the Company may issue a press release disclosing that Intel has invested in the Company; provided that the release does not disclose the amount or other specific terms of the investment and is approved in advance in writing by Intel. Intel, at its sole discretion, may provide an executive quote or other material regarding its investment in the Company. No other announcement regarding Intel's investment in the Company in a press conference, in any professional or trade publication, in any marketing materials or otherwise to the general public may be made without the prior written consent of Intel, which consent may be withheld at the sole discretion of Intel. Notwithstanding the foregoing, Intel may disclose its investment in the Company and the terms thereof to third parties or to the public at its discretion, and the Company and the other parties hereto shall have the right to disclose to third parties any such information disclosed by Intel in a press release or other public announcement. If the Company, Intel or the other parties hereto determine that any disclosure not otherwise authorized by hereby is required by law or regulation, then the provisions of Paragraph 1 of this Exhibit A regarding disclosure of Confidential Information by a Disclosing Party shall govern.


                                         A-2


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